UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

OXBRIDGE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40725	98-1615951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 201, 42 Edward Street

Georgetown, Grand Cayman

P.O. Box 469, KY1-9006

Cayman Islands

(Address of principal executive offices, including zip code)

(345) 749-7570

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share $0.0001, and one redeemable warrant	OXACU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	OXAC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	OXACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 14, 2023, Oxbridge Acquisition Corp. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that the Company was not in compliance with Listing Rule 5550(b)(2) (the “Minimum Market Value of Listed Securities” or “MVLS”), which requires the Company to have at least $35 million market value of listed securities for continued listing on the NASDAQ Capital Market. The Notice similarly indicates that the Company, pursuant to the Listing Rules, has a compliance period of 180 calendar days in which it can regain compliance. Further, the Notice states that, if at any time during the compliance period the Company’s MVLS closes at $35 million or more for a minimum of ten consecutive business days, Nasdaq will provide written confirmation of compliance and the matter will be closed.

The Notice is only a notification of deficiency and not a notification of imminent delisting, and the Notice and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market. The Company intends to take action to regain compliance with Rule 5550(b)(2) during the 180 calendar-day compliance period which expires on December 11, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxbridge Acquisition Corp.

	By:	/s/ Wrendon Timothy
Wrendon Timothy
Chief Financial Officer, Treasurer, Secretary, and Director

Dated: June 16, 2023